Exhibit 99.1

August 19, 2011

EAGLE ROCK ENERGY PARTNERS, L.P. TO PARTICIPATE AT THE CITIGROUP MLP/MIDSTREAM INFRASTRUCTURE CONFERENCE

HOUSTON — Eagle Rock Energy Partners, L.P. (NASDAQ:EROC) (the “Partnership”) announced today that Joseph A. Mills, Chief Executive Officer, and other members of the Partnership’s senior executive team, will present at the 2011 Citigroup MLP/Midstream Infrastructure One-on-One Conference on Wednesday, August 24, 2011 and Thursday, August 25, 2011.

The presentation materials will be available on the Partnership’s website at www.eaglerockenergy.com under the Investor Relations tab on the morning of August 24, 2011.

About the Partnership

The Partnership is a growth-oriented master limited partnership engaged in two businesses: a) midstream, which includes (i) gathering, compressing, treating, processing and transporting natural gas; (ii) fractionating and transporting natural gas liquids; and (iii) marketing natural gas, condensate and NGLs; and b) upstream, which includes acquiring, exploiting, developing, and producing hydrocarbons in oil and natural gas properties.

Contacts:

Jeff Wood, 281-408-1203

Senior Vice President and Chief Financial Officer

Adam Altsuler, 281-408-1350

Director, Corporate Finance and Investor Relations